Exh. 3.1 (ii)
                                                       Updated October 20, 2004
                                   BYLAWS OF
                         PLANETLINK COMMUNICATIONS, INC.

                                    Article I

                                Corporate Office

  The office and principal place of business of the corporation shall be located at 1415 Bookhout Drive, Cumming, GA 30041.

                                   Article II
                                  Shareholders

  Section One. Annual Meeting. The annual meeting of the shareholders shall be held as soon as practicable after the end of the fiscal year for the purpose of electing directors and for the transaction of other business that may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment of the meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

Section Two. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors, or by the holders of not less than one-half of all the outstanding shares of the corporation.

Section Three. Place of Meeting. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Georgia, except as otherwise provided in Section Five of this Article II.

Section Four. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 15 nor more than 60 days before the meeting, either personally or by U.S. mail or commercial delivery service, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such a meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail or delivered to a duly authorized agent of a commercial delivery service, addressed to the shareholder at his or her address as it appears in the records of the corporation, with postage prepaid. When the meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken.

Section Five. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder of the Corporation under the

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provisions of these Bylaws or under the provisions of the Articles of
Incorporation or under the provisions of the applicable Business Corporation Act, a waiver in writing, signed by the person or persons entitled to such notice, before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

Section Six. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, this date in any case not to be more than 60 days, and for meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of assets, not less than 20 days, immediately preceding the date of such a meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

Section Seven. Voting Lists. The officer or agent having charge of the transfer books or shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or 10 days before the meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder. For a period of 10 days prior to such a meeting, the list shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate kept in the State of Georgia, shall be prima facie evidence as to the shareholders who are entitled to examine such list, share ledger, or transfer book or to vote at any meeting of shareholders.

Section Eight. Quorum. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Georgia Business Corporation Code, the articles of incorporation, or these bylaws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

Section Nine. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. The proxy shall be filed with the secretary of the corporation


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before the day of the meeting. No proxy shall be valid after 30 days from the date of its execution.

Section Ten. Voting of Shares. Unless otherwise provided in the articles of incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section Eleven. Voting of Shares by Certain Holders. Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of the corporation. A corporation may treat the president or other person holding the position of chief executive officer of the other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. The persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section Seven of this article.

Shares registered in the name of a deceased person, a minor ward, or a person under legal disability may be voted by his or her administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, or court-appointed guardian. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

Shares registered in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer of the shares into his or her name if authority so to do is contained in an appropriate transfer order of the court by which the receiver was appointed.

Shares registered in the name of a minor may be voted by his or her natural parent or parents.

Shares registered to joint tenants may be voted by any or all joint tenants.

A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section Twelve. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for the meeting, unless an inspector or inspectors shall have been previously appointed for the meeting in the manner provided by the bylaws of the corporation.

The inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of


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proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at a meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and results of the voting shall be prima facie evidence of the number of shares and results of voting.

Section Thirteen. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

  Section Fourteen. Order of Business. The order of business at the annual meeting of shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows:

      (a)   Call to order.
      (b)   Proof of notice of meeting.
      (c)   Reading and disposing of any unapproved minutes.
      (d)   Reports of officers.
      (e)   Reports of committees.
      (f)   Election of directors.
      (g)   Disposition of unfinished business.
      (h)   Disposition of new business.
      (i)   Adjournment.

                                   Article III
                               Board of Directors

Section One. General Powers. Subject to the limitations of the articles of incorporation, these bylaws, and the Georgia Business Corporation Code concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

Section Two. Number, Tenure, Qualifications, and Election. The board of directors shall consist of at least three persons who shall be shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to these bylaws. Directors of the corporation shall be elected at the annual meeting of shareholders, or at a meeting held in lieu of the annual meeting as provided in Article II, above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

  Section Three. Meetings.
  -----------------------

(a) The board of directors shall hold an organizational as soon as possible following each annual meeting of shareholders. Additionally, regular meetings of the board of directors shall be held at such times as shall be fixed from time to time by resolution of the board.

(b) Special meetings of the board may be called at any time by the president.

(c) Notice need not be given of regular meetings of the board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing


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delivered in person or by first-class mail or by email at least two days prior to the date of the meeting. Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice and a waiver of all objection to the place, time, and manner of calling the same, except where the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d) Unless otherwise provided by law, whenever any notice is required to be given to any director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver in writing, signed by the person or persons entitled to such notice, before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

(e) Members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section Four. Quorum and Voting. A majority of directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the board of directors. If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. In the event vacancies exist on the board of directors, other than vacancies created by the removal of a director or directors by the shareholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may elect a successor or successors for the unexpired term or terms by majority vote.

Section Five. Action without a Meeting. Any action that may be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors.

  Section Six. Vacancies.
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(a) A vacancy in the board of directors shall exist on the happening of any of the following events:

      (1) A director dies, resigns, or is removed from office;

      (2) The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position;

      (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting;

      (4) The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or who, within sixty (60) days after notice of his or her election to the board, neither accepts the office in writing nor attends a meeting of the board of directors.

    A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his or her term of office.

    (b) A vacancy in the board of directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining


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directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his or her predecessor in office.

Section Seven. Removal.
----------------------

      (a) At any regular meeting of shareholders, or at any special meeting called for such a purpose, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a special meeting of shareholders unless the notice of such a meeting shall state that a purpose of the meeting is to vote upon removal of one or more directors named in the notice, and then only the named director or directors may be removed at such meeting. If a director has been elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

      (b) The board of directors may remove a director for misfeasance or nonfeasance.

      (c) New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.

Section Eight. Compensation. Directors, shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors.

Section Nine. Committees.
------------------------

      (a) A majority of the directors may, by resolution, create one or more committees and appoint members of the board to serve on any one or more of such committees. Each committee shall have at least two members who shall serve at the pleasure of the board. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. Each committee, to the extent provided by the board in a resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except that a committee may not authorize distributions; approve or recommend to shareholders any act required by statute to be approved by shareholders; fill vacancies on the board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend, or repeal the bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a general formula or method prescribed by the board; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered, or repealed by action of a committee. Vacancies in the membership of any committee shall be filled by the board of directors.


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      (b) Any executive committee shall keep a written record of its proceedings and shall submit the record to the whole board at each regular meeting and at such other times as may be requested by the board. However, failure to submit such a record, or failure of the board to approve any action indicated in the record shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record was or should have been submitted to the board as provided in these bylaws. A committee may act by unanimous consent in writing without a meeting and, subject to action by the board of directors, each committee, by a majority vote of its members, shall determine the time and place of meetings and the required notice.

Section Ten. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with a person acting as the secretary at the meeting before adjournment of the meeting or forwards such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. This right to dissent shall not apply to a director who voted in favor of such action.

                                   Article IV
                                    Officers

Section One. Enumeration of Offices. The corporation shall have as officers a president, a vice-president, a secretary, and a treasurer. The board of directors, in its discretion, may appoint a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and other officers as the business of the corporation may require.

Section Two. Election and Term of Office. The principal officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual meeting of shareholders, or as soon thereafter as is reasonably possible. Subordinate officers may be elected from time to time as the board may see fit. Each officer shall hold office until his or her successor is elected and qualified, or until his or her resignation, death, or removal.

Section Three. Removal. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the officer removed.

Section Four. Vacancies. Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

Section Five. President; Powers and Duties. Subject to any supervisory duties that may be given by the board of directors to any chairman of the board, the president shall be the principle executive officer of the corporation. Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of shareholders at which he or she is present. In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the board of directors at which he or


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she is present. The president may sign, with the secretary or any other officer of the corporation so authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution has been expressly delegated by the board of directors of these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The president shall also make reports to the board of directors and shareholders and in general shall perform all duties incident to the office of president and such other duties as may be prescribed from time to time by the board of directors.

Section Six. Vice-President; Powers and Duties. Upon the approval of the board of directors, the vice-president shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the president. In the event more than one vice-president is elected, the vice-presidents shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election. Any vice-president may sign share certificates with the secretary or an assistant secretary. The vice- president or vice-presidents shall also perform such other duties as may be assigned, from time to time, by the president or the board of directors.

Section Seven. Treasurer; Powers and Duties. The treasurer of the corporation shall have the following powers and duties:

      (a) To be custodian and take charge of and be responsible for all funds and securities of the corporation;

      (b) To receive and give receipts for money due and paid to the corporation from any source whatsoever;

      (c) To deposit all monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws;

      (d) To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the treasurer, from time to time, by the president or the board of directors;

      (e) To give a bond for faithful discharge of his or her duties when required to do so by the board of directors.

Section Eight. Secretary; Powers and Duties. The secretary of the corporation shall have the following powers and duties:

      (a) To keep the minutes for the meetings of shareholders and of the board of directors, in one or more books provided for that purpose;

      (b) To see that all notices are duly given, in accordance with these bylaws or as required by law;

      (c) To be custodian of the corporate records and the seal of the corporation;

      (d) To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation;

      (e) To keep a register of the post office address of each shareholder whose address shall be furnished to the secretary by the shareholder;

      (f) To sign with the president, or a vice-president, certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors;

      (g) To certify the bylaws, resolutions of the shareholders and board of directors and committees, and other documents of the corporation as true and correct copies;


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      (h) To have general charge of the stock transfer books of the corporation;
and

      (i) To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the board of directors.

Section Nine. Subordinate Officers. Other subordinate officers, including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries may be appointed by the board of directors from time to time, and shall exercise powers and perform duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors from time to time.

Section Ten. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person authorized to act in his or her place during such absence or disability, the board of directors may by resolution delegate the powers and duties of that officer to any other officer, or to any director, or to any other person whom it may select.

Section Eleven. Salaries. The salaries of all officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be disqualified from receiving a salary by reason of also being a director of the corporation and receiving compensation for being a director.

                                    Article V
                                 Indemnification

The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be provided in any action or suit by or in the right of the corporation to procure a judgment in its favor, with respect to any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. Indemnification shall be made by the corporation only as authorized in the specific case on a determination by a majority of disinterested directors or shareholders, that the individual met the applicable standard of conduct set forth above. Indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   Article VI
                               Stock Certificates

Section One. Form. The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. The certificates shall be in


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such form as shall be determined by the board of directors, and shall be numbered and entered in the books of the corporation as they are issued. Each certificate shall (a) exhibit the registered holder's name and the number and class of shares, and the designation of any series, that it evidences; (b) state that the corporation is organized under the laws of the State of Georgia; and
(c) set forth such other statements as may be required by statute. Each certificate shall be signed by the chief executive officer or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, any or all of whose signatures may be facsimile if such certificate is countersigned by a transfer agent or registered by a registrar. In case any one or more of the officers who have signed or whose facsimile signatures appear on any certificate shall cease to be such officer or officers of the corporation, or an officer of the transfer agent or registrar, before such certificate is issued and delivered, it may nonetheless be issued and delivered with the same effect as if such officer or officers had continued in office. No certificate shall be issued for any share until the share is fully paid.

The Corporation is authorized to issue shares of more than one class of stock. Each certificate shall also set forth or fairly summarize on the face or back, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued. If the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. By resolution of the board of directors, such a statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.

Section Two. Subscriptions for Stock. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time as the shares are purchased. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

Section Three. Transfers. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in


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whose name the certificate representing such shares stands on its books.
However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if this fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of such a transfer shall state its limited nature.

Section Four. Lost, Destroyed and Stolen Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such evidence and provision of such indemnity to the corporation as the board of directors may prescribe.

                                   Article VII
                                Corporate Actions

Section One. Contracts. The board of directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section Two. Loans. When authorized by resolution of the board of directors, the corporation may make loans of corporate funds to any of its directors, officers, employees, and agents; however, no such loan may be made if, after giving it effect:

      (a) The corporation would be insolvent; or

      (b) The net assets of the corporation would be less than zero, or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

No loans shall be made or contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

Section Three. Checks, Drafts, or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section Four. Bank Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.

Section Five. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president, of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the president in person or by proxy.


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                                  Article VIII
                                  Miscellaneous

Section One. Reports to Shareholders. The board of directors shall cause an annual report to be distributed to the shareholders of the corporation at the annual shareholders meeting. Copies shall be mailed to shareholders not in attendance at the annual meeting within 60 days from the date of the annual shareholder's meeting. This report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement for the year ending on such closing date. The financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent certified public accountant.

Section Two. Inspection of Corporate Records. The corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal office of the corporation, giving the names and addresses of all shareholders and the number and class or classes of shares held by each. Any person who is a shareholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation's books and records of account, minutes, voting trust agreements filed with the corporation and record of shareholders, and to make extracts, but only for a proper purpose. In order to exercise this right, a shareholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose of the examination.

On the written request of any shareholder, the corporation shall mail to the shareholder, within 14 days after receipt of such request, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year. If such a request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements within 14 days after they become available, and in any event within 120 days after the close of its latest fiscal year.

Section Three. Inspection of Articles of Incorporation and Bylaws. The original or a copy of the articles of incorporation and bylaws of the corporation, as amended or otherwise altered to date, and certified by the secretary of the corporation shall, at all times, be kept at the principal office of the corporation. Such articles and bylaws shall be open to inspection by all shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the corporation.

Section Four. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

Section Five. Corporate Seal. The board of directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, and the words "Incorporated in Georgia" and "Corporate Seal." The corporate seal may be altered by the board of directors at the pleasure of a majority of the board.


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

Section Six. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   Article IX
                                   Amendments

Unless otherwise provided in the articles of incorporation, these bylaws may be altered, amended, or repealed by the shareholders or the board of directors, but no bylaw adopted by the shareholders may be altered, amended, or repealed by the board of directors.


The above Bylaws are certified to have been previously adopted and amended by the Board of Directors of the Corporation on the 20th day of October, 2004.


/s/  Harold D. Jackson


------------------------------------------
Secretary